As filed with the Securities and Exchange Commission on March 7, 2003
                                                      Registration No. 333-70040

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                   to Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                     95-2095071
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                  Identification Number)

                            2900 Semiconductor Drive
                                 P.O. Box 58090
                       Santa Clara, California 95052-8090
                    (Address of principal executive offices)
        Registrant's telephone number including area code: (408) 721-5000
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                             STOCK OPTION GRANTED TO
                DANIEL MEACHAM, BERNARD XAVIER, and IBRAHIM YAYLA
                            (Full Title of the Plan)

                             JOHN M. CLARK III, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                      2900 Semiconductor Drive, P.O. 58090
                           Santa Clara, CA 95052-8090
                                 (408) 721-5000

           (Name, address and telephone number, of agent for service)

                            DEREGISTRATION OF SHARES

     Pursuant to the Registration Statement on Form S-8, No. 333-70040 (the "Registration Statement"), National Semiconductor Corporation, a Delaware corporation (the "Company"), registered 799,339 shares of its Common Stock, $0.50 par value per share ("Common Stock"), issuable under stock options granted to Daniel Meacham, Bernard Xavier and Ibrahim Yayla (collectively, "innoCOMM founders") under an agreement entered into by the Company and the innoCOMM founders as part of the consideration for the purchase of innoCOMM Wireless, Inc. The options have now expired without being exercised and no shares will be issued under the Registration Statement. The Company hereby removes from registration under the Registration Statement the 799,339 shares of Common Stock which remain unissued.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-70040) and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California on March 7, 2003.

                                            NATIONAL SEMICONDUCTOR CORPORATION


                                            By    \S\ BRIAN L. HALLA*
                                                  Brian L. Halla
                                                  Chairman of the Board, and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on March 7, 2003.

\S\ BRIAN L. HALLA*                 Chairman of the Board, President,
(Brian L. Halla)                    Chief Executive Officer and Director
                                    (Principal Officer)

\S\ LEWIS CHEW*                     Senior Vice President, Finance and
(Lewis Chew)                        Chief Financial Officer
                                    (Principal Financial Officer)

\S\ ROBERT E. DEBARR*               Controller (Principal Accounting Officer)
(Robert E. DeBarr)

                                    Director
(Steven R. Appleton)

\S\ GARY P. ARNOLD*                 Director
(Gary P. Arnold)

\S\ RICHARD J. DANZIG*              Director
(Richard J. Danzig)

\S\ ROBERT J. FRANKENBERG*           Director
(Robert J. Frankenberg)

\S\ E. FLOYD KVAMME*                Director
(E. Floyd Kvamme)

\S\ MODESTO A. MAIDIQUE*            Director
(Modesto A. Maidique)

\S\ EDWARD R. MCCRACKEN*            Director
(Edward R. McCracken)


*By:     \S\ JOHN M. CLARK III
         John M. Clark III